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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF AMERICAN SKIING COMPANY, A MAINE CORPORATION:
ASC Utah, a wholly-owned Maine corporation;
ASC West, a wholly-owned Maine corporation; and ASC East, Inc., a 96%-owned Maine corporation.

    SUBSIDIARIES OF ASC EAST, INC.:
    Sunday River Skiway Corporation, a wholly-owned Maine corporation; Sunday River Transportation, Inc., a wholly-owned Maine corporation; Sunday River, Ltd., a wholly-owned Maine corporation;
    Perfect Turn, Inc., a wholly-owned Maine corporation;
    L.B.O. Holding, Inc., a wholly-owned Maine corporation;
    Sugarbush Resort Holdings, a wholly-owned Vermont corporation;
    Grand Summit Resort Properties, Inc., a wholly-owned Maine corporation; Sugarbush Leasing Company, a wholly-owned Vermont corporation; and S-K-I Ltd., a wholly-owned Delaware corporation.

         SUBSIDIARY OF L.B.O. HOLDING, INC.:
         Cranmore, Inc., a wholly-owned Maine corporation.

         SUBSIDIARIES OF SUGARBUSH RESORT HOLDINGS:
         Sugarbush Restaurants, Inc., a wholly-owned Vermont corporation; Club Sugarbush, a wholly-owned Vermont corporation;
         Mountain Water Company, a wholly-owned Vermont corporation; and Mountain Wastewater Treatment, Inc., a wholly-owned Vermont corporation.

         SUBSIDIARIES OF S-K-I LTD.:
         Killington, Ltd., a wholly-owned Vermont corporation;
         Sugarloaf Mountain Corporation, a wholly-owned Maine corporation;
         SKI Insurance Company, a wholly-owned Vermont corporation;
         Mount Snow, Ltd., a wholly-owned Vermont corporation;
         Pico Ski Area Management Company, a wholly-owned Vermont corporation; Waterville Valley Ski Area, Ltd., a wholly-owned New Hampshire corporation;
         Killington West, Ltd., a wholly-owned California corporation; and Resorts Software Services, Inc., a wholly-owned Vermont corporation.

              SUBSIDIARIES OF KILLINGTON, LTD.:
              Killington Restaurants, Inc., a wholly-owned Vermont corporation; and
              Resort Technologies, Inc., a wholly-owned Vermont corporation.

              SUBSIDIARIES OF SUGARLOAF MOUNTAIN CORPORATION:
              Mountainside, a wholly-owned Maine corporation; and Sugartech, a wholly-owned Maine corporation.

              SUBSIDIARIES OF MOUNT SNOW, LTD.:
              Dover Restaurants, Inc., a wholly-owned Vermont corporation; and Deerfield Operating Company, a wholly-owned Vermont corporation.